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                                                                  EXHIBIT # 4(b)
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                                                                  CONFORMED COPY
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                               SYSCO CORPORATION

                                 NOTE AGREEMENT

                            DATED AS OF JUNE 1, 1989

                          $91,500,000 PRINCIPAL AMOUNT
                               9.95% SENIOR NOTES
                               DUE JUNE 15, 1999

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                               TABLE OF CONTENTS

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SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT
              1.1    Description of Notes........................................      1
              1.2    Commitment; Closing Date....................................      1

SECTION 2.  PAYMENTS ON THE NOTES
              2.1    Repayments..................................................      1
              2.2    Prepayment at Noteholder's Option Upon Change of Control....      1
              2.3    Surrender of Notes on Payment or Exchange...................      2
              2.4    Direct Payment..............................................      2
              2.5    Payments Due on Saturdays, Sundays and Holidays.............      2

SECTION 3.  REPRESENTATIONS
              3.1    Representations of the Company..............................      3
              3.2    Representations of the Purchasers...........................      7

SECTION 4.  CLOSING CONDITIONS
              4.1    Representations and Warranties..............................      7
              4.2    Legal Opinions..............................................      7
              4.3    Events of Default...........................................      8
              4.4    Legality of Investment......................................      8
              4.5    Sale of All Notes...........................................      8
              4.6    Proceedings and Documents...................................      8

SECTION 5.  INTERPRETATION OF AGREEMENT
              5.1    Certain Terms Defined.......................................      8
              5.2    Accounting Principles.......................................     11
              5.3    Valuation Principles........................................     11
              5.4    Direct or Indirect Actions..................................     11

SECTION 6.  AFFIRMATIVE COVENANTS
              6.1    Corporate Existence.........................................     11
              6.2    Insurance...................................................     11
              6.3    Taxes, Claims for Labor and Materials.......................     12
              6.4    Maintenance of Properties...................................     12
              6.5    Maintenance of Records......................................     12
              6.6    Financial Information and Reports...........................     12
              6.7    Inspection of Properties and Records........................     13
              6.8    ERISA.......................................................     14
              6.9    Compliance with Laws........................................     14
              6.10   Acquisition of Notes........................................     14
              6.11   Notification of Change in Control...........................     14
              6.12   Private Placement Number....................................     14
              6.13   Disposition of Notes........................................     14

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SECTION 7.  NEGATIVE COVENANTS
               7.1   Funded Debt.................................................     15
               7.2   Liens.......................................................     15
               7.3   Sales and Lease-Back Transaction............................     16
               7.4   Merger or Sale of Substantially All Assets..................     16
               7.5   Dealings with Affiliates....................................     17
               7.6   Consolidated Tax Returns....................................     17
               7.7   Purchase of Notes...........................................     17

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR
               8.1   Nature of Events............................................     17
               8.2   Remedies on Default.........................................     18
               8.3   Annulment of Acceleration of Notes..........................     18
               8.4   Other Remedies..............................................     19
               8.5   Conduct No Waiver; Collection Expenses......................     19
               8.6   Remedies Cumulative.........................................     19
               8.7   Notice of Default...........................................     19

SECTION 9.  AMENDMENTS, WAIVERS AND CONSENTS
               9.1   Matters Subject to Modification.............................     19
               9.2   Solicitation of Holders of Notes............................     20
               9.3   Binding Effect..............................................     20

SECTION 10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT
              10.1   Form of Notes...............................................     20
              10.2   Note Register...............................................     20
              10.3   Issuance of New Notes upon Exchange or Transfer.............     20
              10.4   Replacement of Notes........................................     21

SECTION 11.  MISCELLANEOUS
              11.1   Expenses....................................................     21
              11.2   Notices.....................................................     21
              11.3   Reproduction of Documents...................................     21
              11.4   Successors and Assigns......................................     21
              11.5   Law Governing...............................................     21
              11.6   Headings....................................................     22
              11.7   Counterparts................................................     22
              11.8   Reliance on and Survival of Provisions......................     22
              11.9   Integration and Severability................................     22

SCHEDULE I:          Purchasers and Notes to be Purchased

ANNEX I:             List of Subsidiaries

ANNEX II:            List of Multi-Employer Plans

ANNEX III:           Description of Outstanding Liens

ANNEX IV:            Description of Open Tax Years

EXHIBIT A:           9.95% Senior Note, Due June 15, 1999

EXHIBIT B:           Legal Opinions
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                               SYSCO CORPORATION

                                 NOTE AGREEMENT

                                                        Dated as of June 1, 1989

To Each of the Purchasers
  Named in Schedule I
  Attached Hereto

Ladies and Gentlemen:

     SYSCO CORPORATION, a Delaware corporation (the "Company"), agrees with each of you as follows:

SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT

     1.1 Description of Notes. The Company has authorized the issuance of $91,500,000 aggregate principal amount of its Senior Notes (the "Notes"), to mature June 15, 1999, to be dated the date of issuance, to bear interest from the date thereof at the rate of 9.95% per annum prior to maturity, such interest being payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1989. The Notes will be substantially in the form attached hereto as Exhibit A and shall have the other terms and provisions hereinafter set forth. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You are sometimes referred to herein as a "Purchaser" and, together with the other purchasers, as the "Purchasers."

     1.2 Commitment; Closing Dates. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each of you, and each of you agrees to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in Schedule I attached hereto at a price of 100% of the principal amount thereof on the Closing Date (as hereinafter defined).

     Delivery of and payment for the Notes shall be made on June 15, 1989, or on such later date as may be mutually agreed upon by the Company and the Purchasers at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610, at 9:00 a.m. Chicago Time (the "Closing Date"). The Notes will be delivered to each of you in the form of one or more Notes in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to each of you shall be against payment of the purchase price thereof in Federal Funds or other immediately available funds in U.S. dollars transmitted to First City, Texas -- Houston, P.O. Box 2557, Houston, Texas 77001, ABA #113000010 for deposit in the Company's Account No. 001-00-9549-4. If on the Closing Date the Company shall fail to tender the Notes it is obligated to provide to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes.

SECTION 2.  PAYMENTS ON THE NOTES

     2.1 Prepayments. Except as provided in Section 2.2, the Notes shall not be prepayable in whole or in part.

     2.2  Prepayment at Noteholder's Option Upon Change of Control.

          (a) In the event that (i) a Change in Control shall occur and (ii) on the date that such Change in Control shall occur or at any time during the 12-month period thereafter, the ratio of (A) Consolidated Short-Term Debt plus Consolidated Funded Debt to (B) Consolidated Capitalization plus Short-Term Debt exceeds 80%, (the occurrence of (i) and (ii) being referred to hereinafter as a "Designated
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     Event"), the Company shall, within ten days after the date of such
     Designated Event, give written notice to you and each other holder of a Note of such Designated Event, accompanied by a certificate of an authorized officer of the Company certifying that the conditions of this
     Section 2.2 have been fulfilled and specifying the nature of the Change of Control, which notice (x) shall contain a written, irrevocable offer by the Company to prepay, on a date specified in such notice by the Company which shall be 90 days after the date of such notice, the Notes held by you and each other holder in full (and not in part) at the price set forth in paragraph (b) of this Section 2.2, and (y) shall advise you and each other holder of Notes that notice of such holder's acceptance of the Company's offer to prepay under this Section 2.2 must be delivered to the Company within 60 days after its receipt of the notice of the Company delivered pursuant to this Section 2.2.

          (b) Notes to be prepaid pursuant to this Section 2.2 shall be prepaid at a price of either (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, in the event that the Reinvestment Yield shall, on the applicable Determination Date, equal or exceed the interest rate payable on or in respect of the Notes, or (ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, in the event that the Reinvestment Yield shall, on such Determination Date, be less than the interest rate payable on or in respect of the Notes. The premium, if any, shall equal the present value of each remaining scheduled payment of principal and interest which would be required by Section 1.1 absent such prepayment, determined by discounting (on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less the principal amount to be prepaid.

     2.3 Surrender of Notes on Payment or Exchange. Subject to Section 2.4, upon any exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section 10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company for notation thereon of the portion of the principal so exchanged. In case the entire principal amount of any Note is paid at maturity, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

     2.4 Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you, at your election by wire transfer of Federal Funds to such account in your name as you have designated in Schedule I hereto or as you may otherwise designate to the Company in writing, without presentment and without notations being made thereon, except that any such Note so paid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment as "Sysco Corporation, 9.95% Senior Notes due June 15, 1999" and shall identify the payment as principal, premium or interest. Before selling or otherwise transferring any such Note, you agree that you will make a notation thereon of the date to which interest has been paid. If the transferee of any Note held by you is an Institutional Holder or its nominee and shall request the Company to make all payments on account of such Note that are payable in cash by wire transfer of immediately available funds at an address specified in such request, the Company will make such payments in compliance with such request, provided that such Institutional Holder undertakes in said request the same obligations in respect of such Note as those undertaken by you in the immediately preceding sentence.

     2.5 Payments Due on Saturdays, Sundays and Holidays. In any case where any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note shall be on a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in New York, New York or Houston, Texas, then such payment or exchange need not be made on such date but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions are authorized by law to close in New York, New York or Houston, Texas, with the same force and effect as if made on the due date.

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SECTION 3.  REPRESENTATIONS

     3.1 Representations of the Company. As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

          (a) Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted, to enter into the Agreement and to issue and sell the Notes as contemplated in the Agreement.

          (b) Qualification to Do Business. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its business or the character of its properties makes such qualification or licensing necessary, except where such failure to be so qualified or licensed would not have a material adverse effect on the operations or financial condition of the Company and its Subsidiaries on a consolidated basis. The Company represents that, in states in which qualification to do business is required and the Company is not so qualified, it has filed such documents and paid such fees as are necessary to obtain such qualification.

          (c) Subsidiaries. As of June 1, 1989, the Company has no Subsidiaries, as defined in Section 5.1, except those which are Wholly-Owned Consolidated Subsidiaries and which are listed in Annex I hereto. Except as set forth in Annex I hereto, each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is qualified in each other jurisdiction where the nature of its business or the character of its properties makes such qualification necessary, except in those jurisdictions where the failure to so qualify, either individually or in the aggregate, would not have a material adverse affect on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. Each Subsidiary has full corporate power and authority to own its properties and to carry on its business as now conducted. The Company and/or one or more Subsidiaries have good and marketable title to all of the shares it purports to own of the capital stock of each Subsidiary, free and clear in each case of any lien or encumbrance, and all such shares have been validly issued and are fully paid and nonassessable.

          (d) Financial Statements. The audited consolidated balance sheets of the Company and its Subsidiaries as of July 2, 1988 and June 27, 1987, and the related audited consolidated statements of income, changes in financial position and shareholders' equity for the fiscal years ended on such dates, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the financial position and results of operations of the Company and its Subsidiaries for and as of the end of each of such fiscal years. The unaudited consolidated balance sheets of the Company and its Subsidiaries as of October 1, 1988 and September 26, 1987, as of December 31, 1988 and December 26, 1987 and as of April 1, 1989 and March 26, 1988 and the unaudited statements of consolidated income and consolidated changes in financial position for the three, six and nine month periods ended on those dates, copies of which have heretobefore been delivered to you were prepared in accordance with generally accepted accounting principles and present fairly the financial condition of the Company and its Subsidiaries as of said dates and the results of their operations for the fiscal periods then ended, subject to customary year-end audit adjustments.

          (e) No Contingent Liabilities or Adverse Changes. Except for contingent liabilities previously disclosed to the Purchasers (reflected in the Form 10-Q's of the Company provided to the Purchasers) as of the date hereof, neither the Company nor any of its Subsidiaries has any contingent liabilities which, individually or in the aggregate, are material to the Company and its Subsidiaries on a consolidated basis and since July 2, 1988, there have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis nor any material and adverse changes to the Company and its Subsidiaries on a consolidated basis except those occurring in the ordinary course of business.

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          (f) No Pending Litigation or Proceedings. There are no actions, suits or proceedings pending and served upon the Company or any of its Subsidiaries or, to the knowledge of the Company or any Subsidiary, threatened and not served upon the Company or any Subsidiary, against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Company or any Subsidiary, either individually or collectively, would result in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          (g) Compliance with Law. (i) Neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) would have a material adverse effect, individually or in the aggregate, on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

       (ii) Neither the Company nor any Subsidiary is a "national" of a "designated foreign country", a Person defined as a "designated foreign country", an entity defined as "Iran" or an "Iranian Entity," an entity defined as "Nicaragua" or a "Nicaraguan," an "Entity controlled by the South African Government," or an entity defined as the "Government of Libya" or a "Libyan Person" within the definitions in the Foreign Assets Control, Cuban Assets Control, Iranian Assets Control, Nicaraguan Control, South African Transactions or Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Chapter V, as amended, or any regulation or ruling issued thereunder.

          (h) Pension Reform Act of 1974. Based upon your representations in
     Section 3.2 of this Agreement, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Internal Revenue Service has issued a determination that each "employee pension benefit plan," as defined in
     Section 3 of ERISA (a "Plan"), established, maintained or contributed to by the Company or any Subsidiary (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) is qualified under Section 401(a) and related provisions of the Code, as amended by ERISA, and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans of the Company or any Subsidiary comply in all material respects with ERISA and the Code. Except as set forth in Annex II, there exist with respect to the Company or any Subsidiary no "multi-employer plans," as defined in the Multiemployer Pension Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. The Company has no knowledge of any material liability existing with respect to any "multi-employer plans" in which it participates, including but not limited to, withdrawal or termination liability. There exist with respect to all Plans or trusts established or maintained by the Company or any Subsidiary: (i) no accumulated funding deficiency within the meaning of ERISA material to the Company and its Subsidiaries on a consolidated basis; (ii) no termination of any Plan or trust which would result in any liability to the Pension Benefit Guaranty Corporation ("PBGC") material to the Company and its Subsidiaries on a consolidated basis or any "reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any tax or penalty material to the Company and its Subsidiaries on a consolidated basis on prohibited transactions imposed by Section 4975 of the Code.

          (i) Title to Properties. Except as disclosed on the consolidated balance sheet as of June 2, 1988 delivered pursuant to Paragraph (d) of this Section 3.1, the Company and its Subsidiaries have (i) good title in fee simple or its equivalent under applicable law to all the real property owned by it and (ii) good title to all the other property reflected in said balance sheet or subsequently acquired by the Company or any Subsidiary

     (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all liens, charges, and encumbrances of any kind, except (w) those securing Indebtedness of the Company or a Subsidiary, which are listed in Annex III hereto; (x) liens for taxes which are not now delinquent; (y) any mechanic's, laborer's or supplier's liens if payment is not yet due under the contract in question or if payment is being contested in good faith by the Company or any Subsidiary and with respect to which adequate reserves are maintained by the Company; and (z) other liens, charges and encumbrances that, in the aggregate, do not materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Subsidiaries on a consolidated basis.

          (j) Leases The Company and each Subsidiary enjoy peaceful and undisturbed possession under all material leases under which the Company or such Subsidiary is a lessee or is operating. None of such leases contains any provision which is reasonably likely to materially and adversely affect the operation or the financial condition of the Company and its Subsidiaries on a consolidated basis. All of such leases are valid and subsisting and there are no defaults in such leases which would result in a material adverse effect on the Company and it Subsidiaries on a consolidated basis.

          (k) Franchises, Patents, Trademarks and Other Rights The Company and each Subsidiary have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their respective businesses as now being conducted and as proposed to be conducted, and none of them is in default under any of such franchises, permits, licenses or other authority which are material to the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company and each Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          (l) Status of Notes and Sale of Notes The Notes and this Agreement have been duly authorized on the part of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes and this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by equitable principles if equitable remedies are sought. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action and (iii) are legal and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company or any Subsidiary under the provisions of, any charter instrument, by-law, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound.

          (m) No Defaults No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under this Agreement. Neither the Company nor any Subsidiary is in default (which default has not been waived by all necessary parties) under any charter instrument, by-law, or any loan agreement or other agreement or instrument to which it is a party or by which it is bound which default would result in a material adverse effect on the Company and its Subsidiaries on a consolidated basis.

          (n) Governmental Consent Neither the nature of the Company or any of its Subsidiaries, their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes.

          (o) Taxes. (i) All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have in fact been filed. All taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, and which the failure to pay would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis, have been paid timely or within appropriate extension periods or contested in good faith by appropriate proceedings. Neither the Company nor any Subsidiary knows of any proposed additional tax assessment against it nor of any basis for one which would have a materially adverse effect on the Company and its Subsidiaries on a consolidated basis.

       (ii) The respective Federal income tax liabilities of the Company and its Subsidiaries have been finally determined by the Internal Revenue Service and satisfied for all taxable years other than the taxable years ended on the dates set forth in Annex IV hereto. The provisions for taxes on the books of the Company and its Subsidiaries on a consolidated basis are adequate for all open years and for the current fiscal period.

          (p) Status under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          (q) Private Offering. Neither the Company nor Goldman, Sachs & Co. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than 54 institutional investors, including the Purchasers, referred to in a letter from Goldman, Sachs & Co. to the Company, dated June 2, 1989, a copy of which has been delivered to your special counsel, each of whom was offered all or a portion of the Notes at private sale for investment. With respect to the actions of Goldman, Sachs & Co. described in this paragraph, the Company has relied solely on the representations of Goldman, Sachs & Co. set forth in the aforementioned letter. The Company agrees that neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

          (r) Effect of Other Instruments. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

          (s) Use of Proceeds. The Company will apply the proceeds from the sale of the Notes to reduce outstanding Indebtedness resulting from the Company's acquisition of the food service business of Staley Continental, Inc. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T and X.

          (t) Condition of Property. All of the facilities of the Company and each of its Subsidiaries material to the operation or financial condition of the Company and its Subsidiaries on a consolidated basis are in sound operating condition and repair except for facilities being repaired in the ordinary course of business.

          (u) Books and Records. The Company and each of its Subsidiaries (i) maintain books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

          (v) Change in Business. The Company and its Subsidiaries have no present intention, directly or indirectly or through any Subsidiary, to enter into any business which is substantially different from that being conducted by them and that does not relate to products or services supplied by or product markets served by the Company and its Subsidiaries.

          (w) Full Disclosure. Neither the financial statements referred to in Paragraph (d) of this Section 3.1, nor this Agreement, nor the Company's Annual Report for the year ended July 2, 1988, nor its Annual Report on Form 10-K for the years ended July 2, 1988, nor the Company's Quarterly Reports on Form 10-Q for the quarters ended October 1, 1988, December 31, 1988, and April 1, 1989 furnished to you in connection with the placement of the Notes, nor any other written statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, after inquiry would be known, by the Company which the Company has not disclosed to you in writing which has a material adverse effect on or, so far as the Company can now reasonably foresee, will have a material adverse effect on the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its undertakings under and in respect of this Agreement and the Notes.

     3.2 Representations of the Purchasers. As an inducement to, and as part of the consideration for, the issuance by the Company of the Notes pursuant to this Agreement, each of you represents and warrants to the Company that you are acquiring the Notes being purchased by you for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of your property shall at all times be and remain within your control, subject, however, to compliance with federal and other applicable laws. Each of you acknowledges that the Notes have not been registered under the Securities Act of 1933, as amended, or any other applicable laws, and each of you understands that the Notes must be held indefinitely unless (i) they are subsequently registered under said Securities Act and any other applicable laws,
(ii) an exemption from such registration is available, or (iii) said Securities Act and any other applicable laws do not apply to their disposition. Each of you has been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under said Securities Act or any other applicable laws.

SECTION 4.  CLOSING CONDITIONS

     Your obligation to purchase the Notes as herein provided on the Closing Date shall be subject to the performance by the Company of its agreements hereunder, which by the terms hereof are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before such Closing Date:

     4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on and as of the Closing Date and you shall receive from the Company a Closing Certificate dated such Closing Date, and executed by the Chairman, President, Vice President, Treasurer or Assistant Treasurer of the Company to such effect.

     4.2 Legal Opinions. You shall receive from Gardner, Carton & Douglas, who are acting as your special counsel in this transaction, from Thomas Kurz, General Counsel to the Company, and from Arnall Golden & Gregory, counsel for the Company, their respective opinions, dated the Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in Exhibit B hereto.

     4.3 Events of Default. No event shall have occurred and be continuing on the Closing Date which would constitute an Event of Default, as defined in
Section 8.1 hereof, or with notice or lapse of time or both would become such an Event of Default, and the Company shall have delivered to you on the Closing Date a certificate signed by the Chairman, President, Vice President or Treasurer or Assistant Treasurer of the Company to such effect.

     4.4 Legality of Investment. Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation; and you shall have received such certificates or other evidence as to factual matters as you may reasonably request from the Company to establish compliance with this condition.

     4.5 Sale of All Notes. Contemporaneously with the sale of Notes to you, the Company shall complete and close the sale of Notes being purchased by each of the other Purchasers scheduled to purchase Notes on such Closing Date.

     4.6 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof shall be reasonably satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request in connection with the consummation of said transactions.

SECTION 5.  INTERPRETATION OF AGREEMENT

     5.1 Certain Terms Defined. The terms hereinafter set forth when used herein shall have the following meanings:

          Affiliate -- Any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Attributable Debt -- In connection with a Sale and Lease-Back Transaction, the lesser of (i) the fair value of the assets subject thereto or (ii) the total net amount of rent required to be paid under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessee), discounted annually from the respective due dates thereof to such date at the rate of 11% per annum, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee, such net amount shall also include the amount of any penalty payable by the lessee upon such termination, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          Capitalized Lease -- Any lease of property, real or personal, which in accordance with generally accepted accounting principles would be required to be capitalized on a balance sheet of the lessee.

          Change in Control -- The occurrence of any one or more of the following:

             (a) any Person shall purchase or otherwise acquire, directly or indirectly, in one or more transactions, beneficial ownership of securities representing 50% of the combined voting power of the

        Company's Voting Stock, determined on the date prior to the date of such purchase or acquisition (or, if there be more than one, the date of the last such purchase or acquisition);

             (b) there shall occur, in any consecutive twenty-four month period, a replacement of or change in a majority of the members of the Board of Directors of the Company;

             (c) (i) the Company shall merge into any other corporation (and the Company shall not be the surviving corporation) or convey, transfer or lease all or substantially all of its assets to any Person (other than a Wholly-Owned Subsidiary of the Company), or (ii) any corporation or corporations (other than a Wholly-Owned Subsidiary) shall consolidate with or merge into the Company, pursuant to one or more transactions in which Voting Stock of the Company representing 30% or more, in the aggregate, of the combined voting power of the Company's Voting Stock, determined on the date prior to the date, of such transaction (or if there is more than one date, the date prior to the date of such last transaction) is exchanged for cash, securities or other property.

             (d) the Company or any Subsidiary shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Voting Stock of the Company, if, after giving effect to such purchase or acquisition, the Company (together with all Subsidiaries) shall have acquired, during any period of twelve consecutive months, beneficial ownership of an aggregate of 30% or more of the Voting Stock of the Company outstanding on the date immediately prior to the last such purchase or acquisition during such period; or

             (e) the Company shall make a distribution of cash, securities or other properties (other than regular periodic cash dividends at a rate which is substantially consistent with past practice, including with respect to increases in dividends, and other than Common Stock or rights to acquire Common Stock) to holders of capital stock (including by means of dividend, reclassification, recapitalization or otherwise) which, together with all other such distributions during the 365-day period preceding the date of such distribution, has an aggregate fair market value in excess of an amount equal to 30% of the fair market value of the Voting Stock of the Company outstanding on the date immediately prior to such distribution.

          Consolidated Capitalization -- The sum of Consolidated Funded Debt and Shareholder's Equity.

          Consolidated Funded Debt -- Funded Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

          Consolidated Net Tangible Assets -- The total of all assets (net of depreciation and amortization) appearing on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in conformity with generally accepted accounting principles, after deducting therefrom (without duplication of deductions) (i) all amounts shown on such consolidated balance sheet in respect of good will, organizational expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, prepaid advertising, deferred costs and charges and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles, (ii) any unamortized debt discount and expense, (iii) any write-up in the book value of any fixed asset after June 1, 1989 and (iv) all amounts appearing as liabilities on such balance sheet other than (A) minority interests in other Persons, (B) deferred taxes which are properly classified as long-term liabilities and (C) Consolidated Funded Debt.

          Consolidated Short-Term Debt -- Short-Term Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          Consolidated Subsidiary -- Any Subsidiary, the financial statements of which are consolidated with those of the Company in accordance with generally accepted accounting principles.

          Determination Date -- The day 10 days before the date fixed for prepayment pursuant to a notice required by Section 2.2 or the day 10 days before the date of declaration pursuant to Section 8.2.

          Exempted Debt -- The sum, as of the date of determination thereof, of (without duplication) (i) Consolidated Funded Debt incurred after June 1, 1989 and secured by Liens not otherwise permitted by Section 7.2(a) through
     (m), (ii) Attributable Debt of the Company and its Consolidated Subsidiaries incurred subsequent to June 1, 1989 permitted by Section 7.3 and (iii) Funded Debt of Consolidated Subsidiaries incurred subsequent to June 1, 1989.

          Funded Debt -- Indebtedness for borrowed money which by its terms matures more than one year from the date of determination thereof, or which is extendible or renewable at the option of the obligor to a time more than one year from the date of determination thereof, including any liability with respect to Capitalized Leases, but without including any portion of such indebtedness payable by its terms within one year from the date of determination.

          Indebtedness -- (i) All items of borrowings, including Capitalized Leases, which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, and, without duplication, (ii) all guarantees, letters of credit (other than letters of credit supporting the purchase of goods in the ordinary course of business and letters of credit not in excess of $50 million in the aggregate at any time outstanding used for the purpose of obtaining insurance in the ordinary course of business), support agreements, maintenance agreements, and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support Indebtedness of other Persons.

          Institutional Holder -- Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution which is or becomes a holder of any Note.

          Lien -- Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Leases pursuant to which security interests are granted, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

          Person -- Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Reinvestment Yield -- With respect to Notes to be prepaid pursuant to
     Section 2.2 or Notes the payment of which has been accelerated pursuant to
     Section 8.2, the arithmetic mean of the rates, published for the 5 business days preceding the applicable Determination Date, in the weekly statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities -- Treasury Constant Maturities" opposite the maturity corresponding to the remaining maturity of the principal amount of the Notes to be prepaid, plus .50%. If no maturity exactly corresponding to such maturity shall appear therein, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield (including the .50% amount referenced above) shall be interpolated from such yields on a straight-line basis.

          Sale and Lease-Back Transaction -- Any arrangement, directly or indirectly, with any Person whereby a seller or a transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease (whether or not a Capitalized Lease), or repurchase under an extended purchase contract, the same or similar property from the purchaser or the transferee of such property.

          Shareholders' Equity -- The sum of all capital stock, capital in excess of par value and retained earnings of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

          Short-Term Debt -- Indebtedness which matures within one year from the date of determination.

          Subsidiary -- Any corporation or other entity the majority of outstanding Voting Stock of which is at the time owned (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

          Voting Stock -- Capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of the members of the Board of Directors of such corporation.

          Wholly-Owned Consolidated Subsidiary -- A Consolidated Subsidiary, all of the outstanding capital stock of which, other than directors' qualifying shares, is at the time owned by the Company, another Wholly-Owned Consolidated Subsidiary, or the Company and a Wholly-Owned Consolidated Subsidiary.

     Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

     5.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force at the time of such determination, consolidation or computation to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement, in which case the requirements of this Agreement shall govern.

     5.3 Valuation Principles. Except when indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off relating thereto which was made after the date of this Agreement.

     5.4 Direct or Indirect Actions. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 6.  AFFIRMATIVE COVENANTS

     The Company agrees that, so long as any amount remains unpaid on any Note:

     6.1 Corporate Existence. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use, and cause each Subsidiary to use, its best efforts to maintain, preserve and renew all of its rights, powers, privileges and franchises which in the reasonable opinion of the Board of Directors or senior management of the Company continue to be advantageous to the Company and its Subsidiaries; provided, however, that the corporate existence of the Company or of any Subsidiary may be discontinued as a result of liquidation or sale of assets or merger in accordance with the provisions of Section 7.4 hereof.

     6.2 Insurance. The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, at all times all of its properties which are of an insurable nature and of the character usually insured by companies operating properties similar to the properties of the Company or each such Subsidiary, against loss or damage by fire and from other causes customarily insured against by companies engaged in businesses similar to those of the Company in such amounts as are usually insured against by such companies. The Company will also maintain, and will also cause each Subsidiary to maintain, at all times adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company or each such Subsidiary. All such insurance shall be carried with financially sound and reputable insurers. The Company shall furnish to you on or prior to the Closing

Date a summary of insurance presently in force with respect to itself and its Subsidiaries.

     6.3 Taxes, Claims for Labor and Materials. The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

     6.4 Maintenance of Properties. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions required to maintain the business of the Company and each Subsidiary.

     6.5 Maintenance of Records. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in the financial statements of the Company and its Subsidiaries or in the notes thereto and concurred in by the independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

     6.6 Financial Information and Reports. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request), the following:

          (a) As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such period and consolidated statements of income and changes in financial position of the Company and its Consolidated Subsidiaries (and, if prepared and provided to third parties at any time by the Company and its Subsidiaries, consolidating balance sheets and consolidating statements of income and changes in financial position) for the periods beginning on the first day of such fiscal year and the first day of such period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants);

          (b) As soon as available and in any event within 120 days after the last day of each fiscal year consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and changes in financial position of the Company and its Subsidiaries (and, if prepared and provided to third parties at any time by the Company and its Subsidiaries, consolidating balance sheets and consolidating statements of income and changes in financial position) for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes as are disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report of a firm of independent certified public accountants of recognized national standing selected by the Company;

          (c) Together with the financial reports delivered pursuant to Paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer or any vice president, treasurer or assistant treasurer responsible for financial or accounting matters, (i) to the effect that the signer thereof has re-examined the terms and provisions of this Agreement and that, to the best of his knowledge after due inquiry, at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such event or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken, is taking or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through 7.7 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1, 7.2, 7.3 and 7.4 during the periods covered by the financial reports then being furnished and as of the end of such periods;

          (d) Together with the financial reports delivered pursuant to Paragraph (b) of this Section 6.6, a report of the Company's independent certified public accountants stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, they shall disclose in such report the nature thereof and the length of time it has existed or did exist;

          (e) Within 10 business days after the Company obtains knowledge thereof, notice of any litigation or governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $5,000,000, after deducting the amount with respect to which the Company or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, or which, individually or in the aggregate, might otherwise materially adversely affect the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis;

          (f) As soon as available, copies of such financial statements, notices, reports and proxy statements as the Company shall furnish to its stockholders; copies of all registration statements (other than registration statements covering employee benefit, stock option or similar plans) and periodic reports which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended; and copies of all reports relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered;

          (g) As soon as reasonably possible after it is available, a copy of each other report submitted to the Company by any Person and prepared by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary;

          (h) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries; and

          (i) For purposes of satisfying the requirements for delivery of financial statements pursuant to (a) and (b) of this Section 6.6, such requirements will be satisfied by the delivery to the Purchasers of the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K in the form filed with the Securities and Exchange Commission.

     6.7 Inspection of Properties and Records. The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional

Holder shall hold any Note, to visit and inspect, upon five days notice, any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants (and by this provision the Company and each Subsidiary hereby authorize such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional Holder may reasonably request.

     6.8 ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, will comply in all material respects with ERISA and other applicable laws.

     (b) The Company will not at any time cause any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

          (i) engage in any "prohibited transaction" as such term is defined in
     Section 4975 of the Code or in Section 406 of ERISA;

          (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

          (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company;

if the event or condition described in (i), (ii) or (iii) above is likely to subject the Company or any Subsidiary or "affiliate" to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

     (c) Upon the request of you or any other Institutional Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

     6.9 Compliance with Laws. The Company will comply, and will cause each of its Subsidiaries to comply, with all laws, rules and regulations relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which and the sanctions and penalties resulting therefrom, when taken together with the failure to comply with all other laws, rules and regulations and the sanctions and penalties resulting therefrom, would not have a material adverse effect on the operations, business, property, assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section
7.2 on any of the property of the Company or any Subsidiary; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

     6.10 Acquisition of Notes. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

     6.11 Notification of Change in Control. The Company shall, within ten days following the occurrence of an event constituting a Change of Control, notify each holder of a Note in writing of such Change in Control.

     6.12 Private Placement Number. The Company agrees, in connection with the obtaining of a "private placement number" from Standard & Poor's Corporation, to permit the Purchasers to file this Agreement with Standard & Poor's.

     6.13 Disposition of Notes. The Company will cooperate in good faith with the holders of the Notes to provide to each holder of a Note, promptly upon request, information concerning the Company sufficient to enable such holder to make dispositions of any Note in compliance with and as required pursuant to statutes or rules adopted by the Securities and Exchange Commission.

SECTION 7.  NEGATIVE COVENANTS

     The Company agrees that, for so long as any amount remains unpaid on any
Note:

     7.1  Funded Debt.

          (a) The Company will not, and will not permit any Consolidated Subsidiary to, create, assume, incur, guarantee or otherwise become liable, directly or indirectly, in respect of any Funded Debt unless, after giving effect thereto, Consolidated Funded Debt shall not exceed 65% of Consolidated Capitalization.

          (b) The Company will not permit any Consolidated Subsidiary to create, assume, incur, guarantee or otherwise become liable, directly or indirectly, in respect of any Funded Debt unless, after giving effect thereto, Exempted Debt then outstanding does not exceed 15% of Consolidated Net Tangible Assets.

          Notwithstanding the foregoing, the Company and its Consolidated Subsidiaries may, without limit, incur or become liable in respect of Funded Debt incurred solely for the purpose of refunding, extending or renewing outstanding Funded Debt, provided that, after giving effect thereto and to the application of the proceeds therefrom, there shall be no increase in total Funded Debt outstanding.

     7.2 Liens. The Company will not, and will not permit any Consolidated Subsidiary to, create, assume, incur or permit to exist, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired without equally and ratably securing the Notes, except:

          (a) Liens, in addition to those otherwise permitted pursuant to this
     Section 7.2, that exist on property of the Company or any Consolidated Subsidiary as of the date of this Agreement and that either (i) are described on Annex III hereto or (ii) that secure Indebtedness in a principal amount less than $125,000;

          (b) Liens existing on property of a corporation at the time it becomes a Consolidated Subsidiary;

          (c) Liens on property or shares of stock existing at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens on property or shares of stock hereafter acquired (or, in the case of real property, constructed), which are created prior to, at the time of, or within 180 days after such acquisition (or, in the case of property, the completion of such construction and commencement of full operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or, in the case of real property, the construction cost) thereof (provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the fair market value of the property or shares of stock to which such Lien relates and such Indebtedness shall not be secured by any additional assets of the Company or any Subsidiary other than the property being acquired and, if applicable, fixed improvements then or thereafter erected thereon);

          (d) Liens on property of a Consolidated Subsidiary to secure only Indebtedness owing to the Company or to one or more other Wholly-Owned Consolidated Subsidiaries;

          (e) Liens existing on property of a corporation at the time such corporation is merged into or consolidated with the Company or a Consolidated Subsidiary or at the time of purchase, lease or other acquisition of all or substantially all of the assets of such corporation by the Company or a Consolidated Subsidiary; provided that such Liens shall not extend to any additional assets of the Company or any Subsidiary other than the property being acquired and, if applicable, fixed improvements then or thereafter erected thereon;

          (f) A lien on the Company's headquarters building located at 1390 Enclave Parkway, Houston, Texas to secure Indebtedness in an aggregate principal amount not to exceed $25,000,000;

          (g) Liens on property of the Company or a Consolidated Subsidiary in favor of the United States of America or any political subdivision thereof or in favor of any other country or political subdivision thereof to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens, including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar bond financing;

          (h) Extensions, renewals, or replacements (or any successive extensions, renewals or replacements) in whole or in part of the Liens (or Indebtedness secured thereby) referred to in clauses (a) through (g), provided there is no increase in the principal amount of Indebtedness secured thereby and any new Lien attaches only to the same property subject to such earlier Lien;

          (i) Pledges, deposits or liens to secure obligations under workmen's compensation laws or similar legislation thereunder which are not currently dischargeable and pledges, deposits, performance bonds or similar security interests in connection with bids, tenders, contracts and leases to which the Company or any Consolidated Subsidiary is a party;

          (j) Attachments, judgments and other similar Liens arising in connection with court proceedings, provided the claims secured thereby are being actively contested in good faith and by appropriate proceedings and such liens have not remained in effect for more than 60 days without having been effectively stayed, vacated or bonded;

          (k) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles;

          (l) Liens arising in the ordinary course of business (including landlord's liens, easements and similar encumbrances) that are not incurred in connection with the borrowing of money, provided that such Liens do not, in the judgment of management of the Company, materially impair the use or value of the assets of the Company, subject to such Liens or materially interfere with the conduct of the business of the Company and its Consolidated Subsidiaries, taken as a whole;

          (m) Mechanics and materialmen's Liens or Statutory Liens or similar Liens, each arising in the ordinary course of business of the Company or a Consolidated Subsidiary or Liens arising out of government contracts; and

          (n) Liens incurred in connection with the borrowing of money not permitted by clauses (a) through (h) above, provided that, after giving effect thereto, Exempted Debt outstanding does not exceed 15% of Consolidated Net Tangible Assets.

     7.3 Sale and Lease-Back Transaction. The Company will not, and will not permit any Consolidated Subsidiary to, effect any Sale and Lease-Back Transaction other than a Sale and Lease-Back Transaction involving a lease, including renewals, not in excess of three years, unless (a) the Company or such Consolidated Subsidiary could incur, pursuant to Section 7.2(a) through (n), Indebtedness secured by a Lien on the assets to be sold at least equal in principal amount to the Attributable Debt arising from such transaction without equally and ratably securing the Notes, or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the assets sold and are applied either (w) to the retirement of Indebtedness other than the Notes, except as permitted pursuant to Section 2.2 hereof, or (x) to the purchase (or construction) of other property having a fair market value at least equal to the amount of the proceeds of such Sale and Lease-Back, provided that the property purchased or constructed with such proceeds is not encumbered by any Liens, except that Liens may attach to such property if the Indebtedness secured by such Liens does not exceed 50% of the fair market value of the property so purchased, or (y) to any combination of the foregoing.

     7.4 Merger or Sale of Substantially All Assets. The Company will not merge or consolidate with, or sell, lease or convey all or substantially all of its assets to, any other Person, except that the Company may consolidate with, merge into or sell, lease or convey all or substantially all of its assets to any Person, or permit any other Person to merge into it, provided that immediately after giving effect thereto,

          (a) The Company shall be the successor corporation, or if the Company is not the successor corporation, such successor corporation shall be a corporation organized under the laws of a state of the United States having substantially all of its assets in the United States.

          (b) The Company shall be in compliance with all provisions of this Agreement, or if the Company is not the successor corporation, the obligations of the Company with respect to the Notes shall be expressly assumed in writing by such successor corporation, and such successor corporation shall be in compliance with all provisions of this Agreement; and

          (c) The Company or the successor corporation shall be able to incur at least $1.00 of additional Funded Debt pursuant to Section 7.1.

     7.5 Dealings with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     7.6 Consolidated Tax Returns. The Company will not file, or consent to the filing of, any consolidated federal income tax return with any Person other than a Subsidiary (or a corporation that was a Subsidiary during the period with respect to which such tax return is filed).

     7.7 Purchase of Notes. The Company will not, and will not permit any Subsidiary to purchase or offer to purchase any of the Notes, except pursuant to a written offer made to all holders or pursuant to the terms of this Agreement.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1 Nature of Events. An "Event of Default" shall exist in case any one or more of the following occurs and is continuing:

          (a) Default in the payment of interest on any of the Notes when the same shall have become due, and such default shall continue for 5 business days;

          (b) Default in the payment of the principal of, or premium, if any, on any of the Notes when due, at maturity or upon acceleration of maturity or otherwise;

          (c) Default shall occur (i) in the payment of the principal of or interest on any other Indebtedness in excess of $5,000,000, individually or in the aggregate, as and when the same shall become due and payable, of the Company or any Subsidiary for borrowed money, (ii) under any mortgage, agreement or other instrument under or pursuant to which such Indebtedness for borrowed money in excess of $5,000,000, individually or in the aggregate, is issued, or (iii) under any Capitalized Lease, or any operating lease with aggregate payments or rentals in excess of $5,000,000, individually or in the aggregate, regardless of whether such default would be an Event of Default hereunder, and such default under (i), (ii) or (iii) above shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto and, in the case of any default not involving the payment of money, the sums due thereunder shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice of such acceleration;

          (d) Default shall occur in any material respect under any other covenant or provision of this Agreement which is not remedied within 30 days after management of the Company knows of such default;

          (e) Any representation or warranty made by the Company herein, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant hereto, proves incorrect in any material respect as of the date of the issuance or making thereof;

          (f) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $500,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company receives notice thereof;

          (g) The Company shall incur a "Distress Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to
     Section 4042(b) of ERISA to administer any Plan or any trust created thereunder; or

          (h) The Company or any Subsidiary the assets of which are equal to at least 10% of the assets of the Company and its Subsidiaries on a consolidated basis shall be in financial difficulties as evidenced by

             (i) its generally not paying its debts as they become due or its admitting in writing its inability to pay its debts generally as they become due;

             (ii) its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable Federal or State bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

             (iii) its making an assignment of all or a substantial part of its property for the benefit of its creditors;

             (iv) its seeking or consenting to or acquiescing in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

             (v) its being finally adjudicated a bankrupt or insolvent;

             (vi) the entry of a court order, which shall not be vacated, set aside or stayed within 60 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or approving a petition filed against it for, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors; or

             (vii) the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

     8.2  Remedies on Default. When (i) any Event of Default described in
Section 8.1 hereof, except paragraphs (a) and (b) thereof, has happened and is continuing, the holder or holders of at least 25% in principal amount of the Notes then outstanding may, and when (ii) any Event of Default described in paragraphs (a) or (b) of Section 8.1 hereof has happened and is continuing, any holder may (in addition to any other right, power or remedy permitted to such holder or holders by law) declare the entire principal, together with the premium, if any, set forth below, and all interest accrued on all the Notes then outstanding to be, and, in either of such events or when any Event of Default described in paragraph (h) of Section 8.1 hereof has happened and is continuing, all of such Notes and, the premium, if any, and all interest accrued thereon shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Company will forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued (including, but not limited to, any interest due with respect to overdue installments of interest) on such Notes, plus the premium, if any, payable as calculated pursuant to Section 2.2(b).

     8.3  Annulment of Acceleration of Notes. The provisions of the foregoing
Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason reason of the occurrence of any Event of Default, the holder or holders of 66- 2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

     8.4 Other Remedies. If any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

     8.5 Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

     8.6 Remedies Cumulative. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

     8.7 Notice of Default. With respect to Events of Default or claimed defaults, the Company will give the following notices:

          (a) The Company will promptly, but in any event in no more than five business days, furnish to each holder of a Note notice in writing by registered mail, return receipt requested, of the occurrence of an Event of Default or an event which, with the lapse of time or the giving of notice, or both, would become an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

          (b) If the holder of any Note or of any other evidence of indebtedness of the Company or any Subsidiary gives any notice or takes any other action of which the Company has notice with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

SECTION 9. AMENDMENTS, WAIVERS AND CONSENTS

     9.1 Matters Subject to Modification. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66- 2/3% in aggregate principal amount of outstanding Notes; provided, however, that without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time or amount of payment (including any required prepayment or optional prepayment) of the principal of, or the premium or interest on, any Note, (ii) reduce the principal amount thereof or the premium, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or
(iv) change any of the provisions of Section 8.1, Section 8.2, Section 8.3 or this Section 9.

     For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate of any thereof, shall not be deemed outstanding.

     9.2 Solicitation of Holders of Notes. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Article 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

     9.3 Binding Effect. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

SECTION 10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND
              REPLACEMENT

     10.1 Form of Notes. The Notes initially delivered under this Agreement will be in the form attached hereto as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $100,000 (or the remaining outstanding balance thereof, if less than $100,000).

     10.2 Note Register. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a
Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

     10.3 Issuance of New Notes upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance by both transferee and transferor with Section 3.2, by Institutional Holders on compliance with Section 2.4 and on the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     10.4 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

SECTION 11.  MISCELLANEOUS

     11.1 Expenses. Whether or not the purchase of Notes herein contemplated shall be consummated, the Company agrees to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, but not limited to, out-of-pocket expenses, filing fees related to the obtaining of a "private placement number" from Standard & Poor's Corporation, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses relating to any amendment, waivers or consents in connection with this Agreement or the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this Section 11.1 shall survive the retirement of the Notes.

     11.2 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth in Schedule I hereto or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Sysco Corporation, 1390 Enclave Parkway, Houston, Texas 77077, Attention: General Counsel, or to such other address as the Company may in writing designate.

     11.3 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

     11.4 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     11.5 Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

     11.6 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

     11.8 Reliance on and Survival of Provisions. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes. Except as provided in Section 11.1 or otherwise in this Agreement, such representations and warranties shall not survive the payment in full of all principal of, premium, if any, on and interest on the Notes.

     11.9 Integration and Severability. This Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                            SYSCO CORPORATION

                                            By:   /s/ William J. DeLaney

                                            ------------------------------------
                                            Title: Assistant Treasurer

                                            AID ASSOCIATION FOR LUTHERANS

                                            By:   /s/ James Abitz

                                            ------------------------------------
                                            Title: Vice President -- Securities

                                            UNUM LIFE INSURANCE COMPANY

                                            By:   /s/ John N. Hastings

                                            ------------------------------------
                                            Title: Vice President

                                            ALLSTATE LIFE INSURANCE COMPANY

                                            By:   /s/ Dorothy E. Even

                                            ------------------------------------
                                            Title:

                                            By:   /s/ Peter D. Wells

                                            ------------------------------------
                                            Title:

                                            THE GREAT-WEST LIFE ASSURANCE
                                              COMPANY

                                            By:   /s/ J.R. Abbott

                                            ------------------------------------
                                            Title: Director, Private Placement
                                                   Investments (U.S.)

                                            By:   /s/ E.A. Marr

                                            ------------------------------------
                                            Title: Manager, Private Placement
                                                   Investments (U.S.)

                                            NATIONWIDE LIFE INSURANCE
                                              COMPANY

                                            By:   /s/ Jeffrey G. Milburn

                                            ------------------------------------
                                            Title: Vice President Corporate
                                                   Fixed-Income Securities

                                            UNUM LIFE INSURANCE COMPANY OF
                                              AMERICA

                                            By:   /s/ John N. Hastings

                                            ------------------------------------
                                            Title: Vice President

                                            KNIGHTS OF COLUMBUS

                                            By:   /s/ George R. Humphrey

                                            ------------------------------------
                                            Title: Assistant Supreme Secretary

                                            ALLSTATE LIFE INSURANCE COMPANY
                                              OF NEW YORK

                                            By:   /s/ Peter D. Wells

                                            ------------------------------------
                                            Title:

                                            By:   /s/ Theodore A. Schnell

                                            ------------------------------------
                                            Title:

                                            THE HANOVER INSURANCE COMPANY

                                            By:   /s/ Dennis P. Howard

                                            ------------------------------------
                                            Title: Assistant Treasurer

                                            MODERN WOODMEN OF AMERICA

                                            By:   /s/ W.B. Foster

                                            ------------------------------------
                                            Title: President

                                            EMPLOYERS LIFE INSURANCE COMPANY
                                              OF WAUSAU

                                            By:   /s/ John G. Powles

                                            ------------------------------------
                                            Title: Vice President

                                            CITIZENS INSURANCE COMPANY OF
                                              AMERICA

                                            By:   /s/ Diane E. Wood

                                            ------------------------------------
                                            Title: Assistant Treasurer

                                            UNITY MUTUAL LIFE INSURANCE
                                              COMPANY

                                            By:   /s/ Elizabeth O'Riordan

                                            ------------------------------------
                                            Title: Investment Operations Manager
                                                   Congress Asset Management
                                                   Company on behalf of Unity
                                                   Mutual Life Ins. Co.

                                            PROVIDENT MUTUAL LIFE INSURANCE
                                              COMPANY OF PHILADELPHIA

                                            By:   /s/ Rosanne Gatta

                                            ------------------------------------
                                            Title: Treasurer

                                            WOODMEN ACCIDENT AND LIFE
                                              COMPANY

                                            By:   /s/ H.A. Wievers

                                            ------------------------------------
                                            Title: Senior Vice President and
                                                   Treasurer

                                   SCHEDULE I
                                ----------------

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Aid Association for Lutherans                                                 $20,000,000
4321 North Ballard Road
Appleton, Wisconsin 54919
Attention: Investment Department

  Address for all communications is as above, except that notices of payment and written confirmations of wire or interbank transfers, are to be sent as below. All payments are to be by wire transfer of immediately available funds to:

     Harris Trust and Savings Bank
     111 West Monroe Street
     Chicago, Illinois 60690
     ABA # 071 000 288

  For deposit in the account of Aid Association for Lutherans Account No. 164-096-0

  Each wire transfer shall show the name of the Company, the due date of the payment and the nature thereof.

  All notices and communications, to be addressed as first provided above, except notices with respect to payments, and written confirmation of each such payment, shall be provided by telephone and in writing to:

     Aid Association for Lutherans
     4321 North Ballard Road
     Appleton, Wisconsin 54919
     Attention: Investment Accounting
     Telephone #:

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
UNUM Life Insurance Company                                                   $15,000,000
Corporate Securities Department
2211 Congress Street
Portland, Maine 04122
Attention: Bond Investment Division
(Fax # (207) 770-3000)

  Address for all communications is as above, except that notices of payment and written communications of wire or inter-bank transfers are to be sent to the address specified below. All payments are to be by wire transfer of immediately available funds to:

     Maine National Bank
     ABA #011200051
     400 Congress Street
     Portland, Maine 04101

  For deposit in the account of UNUM Life Insurance Company
  Account No. 000-0062-0

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment and written confirmations:

     UNUM Life Insurance Company
     2211 Congress Street
     Portland, Maine 04122
     Attention: Investment Accounting
     (Fax # (707) 770-3000)

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
The Great-West Life Assurance Company                                         $10,000,000
100 Osborne Street, North
Winnipeg, Manitoba R3C 3A5 Canada
Attention: Private Placement Investments -- U.S.
(Portage Place, Fourth Floor 393 Portage)
(Fax # (204) 946-8951)

  Address for all communications is as above, except that notices of payment and written confirmations of wire or interbank transfers, are to be sent as below. All payments are to be by wire transfer of immediately available funds to:

     NORWEST BANK MINNEAPOLIS, N.A.
     ABA # 091000019
     8th Street and Marquette Avenue
     Minneapolis, Minnesota 55479-0065

  For deposit to Trust Clearing Account #08-40-245 for the
  Account of Great-West Life Assurance Company Account No.
  7-06277-00-1

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment and written confirmations:

     NORWEST BANK MINNEAPOLIS, N.A.
     Capital Management and Trust Group
     Eighth Street and Marquette Avenue
     Minneapolis, Minnesota 55479-0065
     Attn: Dan Mroz
     Fax #: (612) 372-0551

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Allstate Life Insurance Company                                               $ 7,000,000
Allstate Plaza North E-2
Northbrook, Illinois 60062
Attention: Private Placement Taxable
Fixed Income Division E2

  Address for all communications is as above, including notices of payment and confirmations of wire or inter-bank transfers. All payments are to be by wire transfer of immediately available funds to:

     Continental Illinois National Bank and Trust Company
     (ABA # 071000039)
     30 North LaSalle Street
     Chicago, Illinois 60693
     Attention: Trade Trust Teller

  For deposit in the Account of Allstate Life Insurance
  Company Account No. 17-00011-8

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Nationwide Life Insurance Company                                             $ 7,000,000
One Nationwide Plaza
Columbus, Ohio 43216
Attention: Fixed Income Securities

  Address for all communications is as above, except that notices of payment and written confirmations of wire or inter-bank transfers, are to be sent as below. All payments are to be by bank wire transfer of immediately available funds to:

     AMERITRUST
     Trust # 30352900
     ABA # 041000687
     FAO Nationwide Life Insurance Company
     One Nationwide Plaza
     Columbus, Ohio 43216
     Attention: Cash Division, Money and Banking

  Each wire transfer shall show the name of the Company, the due date of the payment and the nature thereof.

  Address for all notices of payment and written confirmations:

     Nationwide Life Insurance Company
     One Nationwide Plaza
     Columbus, Ohio 43216
     Attention: Cash Division, Money and Banking

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
The Hanover Insurance Company                                                 $ 5,000,000
100 N. Parkway
Worcester, Massachusetts 01605
Attention: Investment Administration

  Address for all notices of payment, written confirmations and other communications shall be as above. All payments are to be by wire transfer of immediately available funds to:

     The Chase Manhattan Bank, N.A.
     ABA # 02100002
     One Chase Manhattan Plaza
     New York, New York 10081
     Attn: Worldwide Insurance Division

  For deposit in the Account of The Hanover Insurance
  Company Demand Deposit Account No. 9101392943

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
UNUM Life Insurance Company of America                                        $ 5,000,000
Corporate Securities Department
2211 Congress Street
Portland, Maine 04122
Attention: Bond Investment Division
(Fax # (207) 770-3000)

  Address for all communications is as above, except that notices of payment and written communications of wire or inter-bank transfers are to be sent to the address specified below. All payments are to be by wire transfer of immediately available funds to:

     Casco Northern Bank
     ABA # 011200022
     One Monument Square
     Portland, Maine

  For deposit in the Account of UNUM Life Insurance Company of America No. 00-039-976

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment and written confirmations:

     UNUM Life Insurance Company of America
     2211 Congress Street
     Portland, Maine 04122
     Attention: Investment Accounting

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Knights of Columbus                                                           $ 5,000,000
Supreme Office
One Columbus Plaza
New Haven, Connecticut 06507
Attention: Investment Department

  Address for all communications is as above, except that notices of payment and written confirmations of wire or inter-bank transfers are to be sent to the address specified below. All payments are to be by wire transfer of immediately available funds to:

     Connecticut National Bank and Trust Company
     ABA # -----------------------------
     One Constitution Plaza
     Hartford, Connecticut 06115

  For deposit in the Account of Knights of Columbus Account
  No. 081-666-3

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment, written confirmations and other communications:

     Knights of Columbus
     One Columbus Plaza
     New Haven, Connecticut 06507
     Attn: Accounting Department

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Allstate Life Insurance Company of New York                                   $ 3,000,000
Allstate Plaza North
Northbrook, Illinois 60062
Attention: Investment Department -- Private Placement
Taxable Fixed Income Division E2

  Address for all notices of payment, written confirmations and other communications is as above. All payments are to be by wire transfer of immediately available funds to:

     Marine Midland Bank, N.A.
     ABA # 0210-0108-8
     140 Broadway
     New York, New York 10015
     Attention: Trust Teller

  For deposit in the Account of Allstate Life Insurance
  Company Account No. 007-3761-0

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Modern Woodmen of America                                                     $ 3,000,000
Mississippi River at 17th Street
Rock Island, Illinois 61201
Attention: Investment Department

  Address for all communications is as above, except that notices of payment and written confirmations of wire or inter-bank transfers are to be sent to the address specified below. All payments are to be by wire transfer of immediately available funds to:

     Harris Trust and Savings Bank
     111 West Monroe Street
     Chicago, Illinois 60690
     ABA # 071-000288

  For deposit in the account of Modern Woodmen of America
  Account No. 34-79045

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment, written confirmations and other communications:

     Modern Woodmen of America
     Mississippi River at 17th Street
     Rock Island, Illinois 61201
     Attention: General Accounting Department

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Employers Life Insurance Company of Wausau                                    $ 3,000,000
2000 Westwood Avenue
Wausau, Wisconsin 54401
Attention:

  All payments are to be by wire transfer of immediately available funds to:

     First Wisconsin National Bank
     Milwaukee, Wisconsin
     for credit to: First Wisconsin
     Trust Company Account No. 112-950-027
     for further credit to: Employers
     Life Insurance Company of Wausau
     Account No. 600557511

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment, written confirmations and other communications:

     Employers Life Insurance Company of Wausau
     One Nationwide Plaza -- 33T
     Columbus, OH 43216
     Attn: Corporate Fixed-Income Securities

[Registered in the name of Empl & Co.]

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Citizens Insurance Company of America                                         $ 3,000,000
645 West Grand River
Howell, Michigan 48843
Attention: Investment Administration

  Address for all notices of payment, written confirmations and other communications is as above. All payments are to be by wire transfer of immediately available funds to:

     The Chase Manhattan Bank, N.A.
     ABA # 021000021
     One Chase Manhattan Plaza
     New York, New York 10081
     Attn: Insurance Division

  For deposit in Custodial Demand Deposit Account #
  9009000168 for the Account of Citizens Insurance Company of America Account No. G01039.

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Unity Mutual Life Insurance Company                                           $ 2,500,000
c/o Congress Asset Management
105 Chauncy Street
Boston, Massachusetts 02111
Attention:

  Address for all communications is as above, except that notices of payment and written confirmations by wire or inter-bank transfers are to the address specified below.
  All payments are to be by wire transfer of immediately available funds to:

     Lincoln/ROCH/Trust ABA # 022300173

  For deposit to the Account of Unity Mutual Life Insurance
  Company Account # 611002310
  Attention: Carol Eckton, Ext. 6973

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment and written confirmations:

  Original Confirmation:

     Chase Lincoln First Bank, N.A.
     IAMG/Unity Mutual Life Insurance Company
     P.O. Box 1412
     Rochester, New York 14603

  Duplicate confirmation:

     Unity Mutual Life Insurance Company
     One Unity Plaza
     Syracuse, New York 13215-0068
     Attn: Toni McFadden

  Triplicate confirmation:

     Betsy O'Riordan
     Congress Asset Management Company
     105 Chauncy Street
     7th Floor
     Boston, Massachusetts 02111

  Nominee Name: PENLIN

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Provident Mutual Life Insurance Company of Philadelphia                       $ 2,000,000
1600 Market Street, 4th Floor
P.O. Box 7378
Philadelphia, Pennsylvania 19103

  All payments are to be by wire transfer of immediately available funds to:

     Provident National Bank of Philadelphia
     ABA # 031000053

  For deposit in the General Account of Provident Mutual
  Life Insurance Company No. 200-049-0

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment, written confirmations and other communications:

     Provident Mutual Life Insurance Company of Philadelphia
     1600 Market Street, 4th Floor
     P.O. Box 7378
     Philadelphia, Pennsylvania 19101
     Attn: Treasurer

                                   SCHEDULE I
                                ----------------
                                  (CONTINUED)

                   PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

                                                                            PRINCIPAL AMOUNT
               NAME AND ADDRESS OF PURCHASER                                    OF NOTES
               -----------------------------                                ----------------
Woodmen Accident and Life Company                                             $ 1,000,000
1526 K Street
Lincoln, Nebraska 68501
Attention:

  All payments are to be by wire transfer of immediately available funds to:

     FirsTier Bank Lincoln, N.A.
     ABA # 104000032
     13 and M Streets
     Lincoln, Nebraska 68501

  For deposit in the account of the Woodmen Accident and Life Insurance Company General Fund Account No. 092-909

  Each wire transfer shall show the name of the company, the due date of the payment and the nature thereof.

  Address for all notices of payment, written confirmations and other communications:

     Woodmen Accident and Life Company
     P.O. Box 82288
     1526 K Street
     Lincoln, Nebraska 68501
     Attn: Securities Division
     Telecopy No.: 402-437-4392

                                    ANNEX I

                          SUBSIDIARIES OF THE COMPANY

I.  SUBSIDIARIES OF SYSCO CORPORATION

                          COMPANY                             JURISDICTION OF INCORPORATION
                          -------                             -----------------------------
AOD, Inc. (Inactive)........................................  Illinois
Allied-Sysco Food Services, Inc.............................  California
Arrow-Sysco Food Services, Inc..............................  Delaware
Baraboo-Sysco Food Services, Inc............................  Wisconsin
Bell-Sysco Food Services, Inc...............................  North Carolina
CFS Bakeries, Inc. (Inactive)...............................  California
CFS Continental Transportation Company (Inactive)*..........  Illinois
CFS Interstate Foods, Inc. (Inactive).......................  New Jersey
Continental-Keil, Inc.......................................  Montana
Continental of Miami, Inc...................................  Delaware
Continental of Orlando, Inc.................................  Delaware
Deaktor/Sysco Food Services Co..............................  Pennsylvania
DiPaolo/Sysco Food Services, Inc............................  Ohio
FSB, Inc. (Inactive)........................................  Delaware
Favorite Chef, Inc. (Inactive)..............................  Illinois
Foodservice Specialists, Inc................................  Delaware
Galaxy Transportation Services, Inc.........................  Delaware
Glencoe-Sysco Food Services Co..............................  California
Global Frozen Foods, Inc. (Alfmark, a division).............  Delaware
Grants-Sysco Food Services, Inc.............................  Michigan
Gregg Foods, Inc. (Inactive)................................  Delaware
HFP-Sysco Food Services, Inc................................  Virginia
Hardin's-Sysco Food Services, Inc...........................  Tennessee
IFC, Inc. (Inactive)........................................  Illinois
K. W. Food Distributors Ltd.*...............................  British Columbia, Canada
Koon-Sysco Food Services, Inc...............................  Kentucky
Lankford-Sysco Food Services, Inc...........................  Maryland
Maine/Sysco, Inc............................................  Maine
Major-Sysco, Inc............................................  California
Mid-Central/Sysco Food Services, Inc........................  Missouri
Miesel/Sysco Food Service Co................................  Michigan
New York Tea-Sysco Food Service Co..........................  Minnesota
Nobel/Sysco Food Services Co................................  Colorado

                                    ANNEX I

                          COMPANY                             JURISDICTION OF INCORPORATION
                          -------                             -----------------------------
Pegler-Sysco Food Services Co...............................  Nebraska
Pegler-Sysco Transportation Co..............................  Nebraska
The Perseco Company (Name Saver)*...........................  Illinois
Puramco, Ltd. (Name Saver)..................................  Delaware
Puramco U.S.A., Inc. (Name Saver)*..........................  Illinois
Robert Orr-Sysco Food Services Co. .........................  Tennessee
Select-Sysco Foods, Inc.....................................  California
Smelkinson Brothers Corporation (Name Saver)*...............  Maryland
Sugar Foods, Inc............................................  Delaware
The Sygma Network, Inc......................................  Delaware
Sysco/Avard Continental Food Services, Inc..................  Delaware
Sysco/Continental Food Services of Atlanta, Inc.............  Delaware
Sysco/Continental Food Services of Chicago, Inc.............  Delaware
Sysco/Continental Food Services of Indianapolis, Inc........  Delaware
Sysco/Continental Food Services of Iowa, Inc................  Delaware
Sysco/Continental Food Services of Los Angeles, Inc.........  Delaware
Sysco/Continental Food Services of Minnesota, Inc...........  Delaware
Sysco/Continental Food Services of Phoenix, Inc.............  Delaware
Sysco/Continental Food Services of Pittsburgh, Inc..........  Delaware
Sysco/Continental Food Services of Portland, Inc............  Delaware
Sysco/Continental Food Services of Seattle, Inc.............  Delaware
Sysco/Continental Institutional Food Services of Macon,
  Inc.......................................................  Delaware
Sysco/Continental Keil Food Services, Inc...................  Delaware
Sysco/Continental Mulberry Food Services, Inc...............  Delaware
Sysco/Continental Smelkinson Food Services, Inc.............  Delaware
Sysco Equipment & Furnishings Co............................  Delaware
Sysco Food Services, Inc....................................  Texas
Sysco Food Services of Beaumont, Inc........................  Texas
Sysco Food Services Southeast, Inc..........................  Georgia
Sysco Food Systems, Inc.....................................  Texas
Sysco Frosted Foods, Inc....................................  New York
Sysco/Frost-Pack Food Services, Inc.........................  Michigan
Sysco/General Food Services, Inc............................  Idaho
Sysco/Louisville Food Services Co...........................  Kentucky
Sysco-Rome Food Services, Inc...............................  Georgia
Testing Consultants, Inc. (Inactive)........................  Illinois
Vernon, Inc. (Inactive).....................................  California
Vogel/Sysco Food Service, Inc...............................  Arkansas

---------------

* This subsidiary is not in good standing under the laws of its jurisdiction of incorporation.

                                    ANNEX II

                          LIST OF MULTI-EMPLOYER PLANS
                        --------------------------------

        COMPANY              LOCAL                                PLAN
        -------           -----------                             ----
Allied                    IBT    #150   Western Conference of Teamsters Pension Trust Fund
                          IBT    #431   Western Conference of Teamsters Pension Trust Fund
                          IBT    #588   Western Conference of Teamsters Pension Trust Fund
Deaktor                   UFW    # 23   United Food & Commercial Workers International
                                        Union -- Industry Pension Fund
Glencoe                   IBT    #572   Western Conference of Teamsters Pension Trust Fund
                          IBT    #683   Western Conference of Teamsters Pension Trust Fund
                          IBT    #381   Western Conference of Teamsters Pension Trust Fund
Global                    IBT    #805   Local 805 Pension and Retirement Fund
Grants                    IBT    #486   Central States, Southeast & Southwest Areas Pension Fund
                                        (American National Bank, P. O. Box 1431, Chicago,
                                        Illinois 60690; Account No. 7000)
Mid-Central               IBT    #955   Central States, Southeast and Southwest Areas, Pension
                                        Fund
Miesel/Detroit            IBT    #337   Michigan Conference of Teamsters Welfare Fund SOA Plan
                                        Michigan Conference of Teamsters Welfare Fund SUE Plan
                                        (Account at National Bank of Detroit)
                                        Central States, Southeast and Southwest Areas Pension
                                        Fund
                                        (American National Bank, P. O. Box 1431, Chicago,
                                        Illinois 60690; Account No. 7000)
Miesel/Cleveland          IBT    #507   Teamsters Local #507 Pension Fund
Nobel/Albuquerque         IBT    #492   Western Conference of Teamsters Pension Trust Fund
Nobel/Denver              IBT    #435   Western Conference of Teamsters Pension Trust Fund
Select-Sysco              IBT    #588   Western Conference of Teamsters Pension Trust Fund
                          IBT    #137   Western Conference of Teamsters Pension Trust Fund
                          IBT    #190   Automotive Industries Pension Trust Fund
Sysco Food Services       IBT    #657   Central States, Southeast Area, Pension Fund
  of Austin
  (decertified 6/11/89)
Sysco Food Services       CTDU          Chicago Truck Drivers, Helpers and Warehouse Workers
  Chicago                               Union (Independent) Pension fund
                          IBT    #738   Chicago Pension Fund
Sysco Frosted Foods,      IBT    #294   Pension Fund of the Albany Area Trucking and Allied
  Inc. (Albany)                         Industries
Avard                     IBT    #588   Western Conference of Teamsters Pension Plan
Chicago                   UFCW   #546   UFCW Local #546
Indianapolis              IBT    #135   Central States, Southeast and Southwest Areas Pension
                                        Plan
S & E Warehouse           IBT    #135   Central States, Southeast and Southwest Areas Pension
                                        Plan
Iowa                      IBT    #147   Central States, Southeast and Southwest Areas Pension
                                        Plan

                                    ANNEX II
                                  (CONTINUED)

                          LIST OF MULTI-EMPLOYER PLANS
                        -------------------------------

        COMPANY              LOCAL                                PLAN
        -------           -----------                             ----
Keil                      IBT    #190   Western Conference of Teamsters Pension Plan
Los Angeles               IBT    #542   Western Conference of Teamsters Pension Plan
                          IBT    #848   Western Conference of Teamsters Pension Plan
                          IBT    #630   Western Conference of Teamsters Pension Plan
                          IBT    #683   Western Conference of Teamsters Pension Plan
Miami                     IBT    #769   Central States, Southeast and Southwest Areas Pension
                                        Plan
Minnesota                 IBT    #544   Central States, Southeast and Southwest Areas Pension
                                        Plan -- Minneapolis Food Distribution Industry
Phoenix                   IBT    #104   Western Conference of Teamsters Pension Plan
Portland                  IBT    #162   Western Conference of Teamsters Pension Plan
Seattle                   IBT    #117   Western Conference of Teamsters Pension Plan
Smelkinson                IBT    #355   IBT Local #355

                                   ANNEX III

                        DESCRIPTION OF OUTSTANDING LIENS

               DEBTOR                         COLLATERAL                 LIENHOLDER          BALANCE(1)      MATURITY
               ------                         ----------                 ----------         ------------    -----------
Baraboo-Sysco Food Services, Inc.      Facility                   Baraboo Industrial        $     65,103     01/01/95
                                                                  Expansion Corp.                 92,762     12/01/94
                                                                                                 108,010     06/01/93
Bell-Sysco Food Services, Inc.         Facility                   Thomas & Howard                148,000     11/28/91
Cochran-Sysco Services                 Facility                   Deposit Guaranty               940,000     12/01/94
                                                                  National Bank
Global/Sysco                           Facility                   European American            1,072,500     11/01/93
                                                                  Banking Corp.
Global/Sysco                           Real Estate, Trucks        Waldbaum, Inc., Metro        3,025,116     01/01/04
                                                                  Trucking                                      and
                                                                                                             11/01/08
Hallsmith-Sysco                        Facility                   First National Bank of       2,645,000     05/01/04
                                                                  Boston
Koon-Sysco Food Services, Inc.         Facility                   J.M. Classic Chicken            16,000     11/01/90
Maine/Sysco, Inc.                      Facility                   SBA                             69,775     08/01/98
                                       Facility                   SBA                            205,670     11/01/02
Mid-Central/Sysco Food Services, Inc.  Facility                   First City National Bank     7,490,000     08/08/12
                                                                  of Houston
Miesel/Sysco Food Service Co.          Warehouse                  Robert M. Levin                  8,503     03/31/89
(Cleveland)                                                       Cleveland Trust Co.
Nobel/Sysco Food Services Co.          Building                   Central Bank Intrawest    $     87,525     12/01/92
(Denver)                               Building                   Mortgage                     2,835,615     02/01/01
Nobel/Sysco Food Services Co.          Facility                   Pacific Mutual               4,962,000     09/01/04
(Albuquerque)
Robert Orr -- Sysco Food Services Co.  Facility                   First National Bank of         815,000     03/01/90
                                                                  Nashville
Pegler-Sysco Food Services Co.         Facility                   First National Bank &          205,000     10/01/90
                                                                  Trust of Lincoln             1,130,000     10/01/95
                                       Facility                   First City National Bank     3,400,000     11/01/94
                                                                  of Houston
Sysco Food Services, Inc.              Facility                   State Farm                   1,684,653      02/2000
Sysco Frosted Foods, Inc. (Syracuse)   Facility                   First City National Bank     5,200,000
                                                                  Bank of Houston               of which
                                                                                               3,000,000     04/01/03
                                                                                               2,200,000     04/01/08
Sysco Frosted Foods, Inc. (Albany)     Facility                   Manufacturers & Traders      3,100,000     11/01/98
                                                                  Trust Co.
Sysco Frosted Foods, Inc. (Elmira)     Facility                   Elmira Savings Bank            247,383     10/01/93
Sysco Intermountain Food Services      Facility                   First Security Bank of         885,000     12/01/89
(Shire Warehouse)                                                 Utah
Sysco Food Services, Chicago           Warehouse                  Bankers Life Nebraska     $    911,000     02/01/90

                                   ANNEX III
                                  (CONTINUED)

                        DESCRIPTION OF OUTSTANDING LIENS

               DEBTOR                         COLLATERAL                 LIENHOLDER          BALANCE(1)      MATURITY
               ------                         ----------                 ----------         ------------    -----------
Continental of Orlando, Inc.           Facility                   Continental Illinois           800,000
                                                                  National Bank & Trust         of which
                                                                  Company                        300,000     05/01/94
                                                                                                 300,000     05/01/99
                                                                                                 200,000     05/01/95
                                                                                                                -98
Sysco/Continental Food Services of     Facility                   First National Bank of       1,020,000     06/01/97
Iowa, Inc.                                                        Minneapolis
Sugar Foods, Inc.                      Facility                   First Trust Company of       1,260,000     02/01/99
                                                                  Ohio, N.A.
Sysco/Continental Mulberry Food        Facility                   Bank of the South, N.A.        816,660     10/31/90
Services, Inc.
Sysco/Continental Food Services of     Facility                   Bank of the South, N.A.        758,330     10/31/90
Indianapolis, Inc.
Sugar Foods, Inc.                      Facility                   Bank One Trust Company,        533,333     01/01/97
                                                                  N.A.
Continental of Orlando, Inc.           Facility                   Atlantic National Bank         954,000     11/01/97
                                                                  of Florida
Sysco/Continental Food Services of     Equipment                  Bank of the South, N.A.      1,150,000     09/01/93
Atlanta, Inc.
Food Service Specialists, Inc.         Equipment                  Harris Trust and Savings       900,000     10/15/94
                                                                  Bank
Sysco/Continental Food Services of     Facility                   City of Mounds View,         1,780,000     03/20/90
Minnesota, Inc.                                                   Minnesota
Sysco Corporation                      Facility                   Utica National Bank and        485,111    01/31/2004
                                                                  Trust Company
Sysco Corporation                      Atlanta Warehouse          John Hancock Mutual Life     7,551,800     01/01/97
                                                                  Ins. Company
Hallsmith                              Capital Lease              Town of Norton                 750,000     05/01/94
Olewines                               Warehouse                  Dauphin Deposit Bank and       772,449     09/01/96
                                                                  Trust
Olewines                               Warehouse                  Dauphin Deposit Bank and       947,287     06/01/96
                                                                  Trust
Baraboo-Sysco Food Services, Inc.      Land                       City of Baraboo                 14,000     08/01/93
Sysco/Continental Smelkinson Food      Capital Lease              Robert N. Smelkinson and       629,640(2)  05/31/96
Services, Inc.                                                    Sheldon R. Roth
Sysco/Continental Smelkinson Food      Capital Lease              Robert N. Smelkinson and       738,003(2)  05/31/96
Services, Inc.                                                    Sheldon R. Roth
Sysco/Continental Smelkinson Food      Capital Lease              Robert N. Smelkinson and     3,385,675(2)  05/31/96
Services, Inc.                                                    Sheldon R. Roth
Sysco Frosted Foods, Inc. (Elmira)     Capital Lease              SBA-Horseheads                  15,000     07/01/94
K.W. Food Distributors, Ltd.           Cooler and Freezer         Bank of British Columbia       257,330     06/19/91
                                       Equipment
K.W. Food Distributors, Ltd.           Inventory and Assets       Bank of British Columbia     3,450,000      demand
                                                                                              (Canadian)

---------------

(1) All balances are as of April 1, 1989

(2) This represents the total rent payments of Sysco/Continental Smelkinson Food Services, Inc. from May 1, 1989, to May 31, 1996, the maturity date of the Lease.

                                    ANNEX IV

                         DESCRIPTION OF OPEN TAX YEARS

     Federal Income Tax Liability has been determined and satisfied for the Company and its subsidiaries through the fiscal year ending June 29, 1985 except for:

      COMPANY                                 FISCAL YEAR
      -------                                 -----------
                      1985 (The tax liability is currently on appeal; the issue is the I.T.C. on a freezer addition which has been tentatively
Hallsmith-Sysco Food  settled, subject to the appeal process, for approximately
  Services, Inc.      $40,000)

                                                                       EXHIBIT A

                               SYSCO CORPORATION

                               9.95% SENIOR NOTES
                               DUE JUNE 15, 1999

Registered Note No. R-1                                            June 15, 1999
$          PPN #: 871829B*7

     SYSCO CORPORATION, a Delaware corporation (the "Company"), for value
received, hereby promises to pay to                     or registered assigns,
on the fifteenth day of June 1999, the principal amount of
Dollars ($          ) and to pay interest (computed on the basis of a 360-day
year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of nine and ninety-five hundredths percent (9.95%) per annum from the date hereof until maturity, payable on June 15 and December 15 in each year, commencing December 15, 1989, and at maturity, and to pay interest on overdue principal and (to the extent legally enforceable) on any overdue installment of interest at the rate of ten and ninety-five hundredths percent (10.95%) per annum after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the premium, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of a Note Agreement, dated as of June 1, 1989, entered into by the Company with those Purchasers set forth in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. The provisions of the Note Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date, and certain prepayments at the option of holders of the Notes are required to be made hereon in the events, on the terms and the manner as provided in the Note Agreement.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable and actual attorneys' fees and expenses.

     This Note and said Note Agreement are governed by and construed in accordance with the laws of the State of Illinois.

                                            SYSCO CORPORATION

                                            By:
                                            ------------------------------------

                                              Its:
                                            ------------------------------------

                                                                       EXHIBIT B

                                 LEGAL OPINIONS

     A. The opinion of Gardner, Carton & Douglas, special counsel for the Purchasers, shall be to the effect that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business now being conducted by it, to enter into the Agreement and to issue and sell the Notes.

          2. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by equitable principles if equitable remedies are sought.

          3. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or secured parties or by equitable principles if equitable remedies are sought.

          4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Articles of Incorporation or By-Laws of the Company.

          6. Assuming the truth and accuracy of the Company's representations and warranties contained in Section 3.1 of the Agreement, the issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).

          7. The legal opinion of Arnall Golden & Gregory, counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and substance to us, and, in our opinion, you and we are justified in relying thereon.

          8. In giving its opinion, Gardner, Carton & Douglas may rely, as to matters involving Texas law, upon the opinion of Arnall Golden & Gregory.

     B. The opinion of Arnall Golden & Gregory, counsel for the Company, shall cover all matters specified in clauses 1 through 4 and 6 set forth above and shall also be to the effect that:

          1. Each of the Subsidiaries of the Company listed as such in Annex I to the Agreement is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on the business now being conducted by it and to own its property.

          2. The Company and its Subsidiaries are duly qualified and in good standing as foreign corporations in the jurisdictions in which they carry on business and such jurisdictions are all of the jurisdictions where the nature of its or their business or the character of its or their properties makes such qualification or licensing necessary.

          3. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Company in connection with such offer, issuance and sale.

          4. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or by-laws of the Company or any Subsidiary or result in any breach of any laws, rules, regulations, judgements or orders or result in any material breach in the provisions of or any material default under any loan agreement under which the Company or any Subsidiary is bound, or other agreement or instrument known to such counsel (after due inquiry) under which the Company or any Subsidiary is bound.

          5. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the Company or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any Subsidiary.

          6. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any lien or encumbrance.

          7. The Company and each Subsidiary have all franchises, permits, licenses and other authority as are necessary to enable them to carry on their respective businesses as now being conducted and as proposed to be conducted, and none of them is in default under any of such franchises, permits, licenses or other authority.

     Such opinion shall also cover such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request. In giving its opinion, counsel for the Company may rely, as to matters of law, upon the opinion of other counsel delivered to you at the closing (provided that in each such case such counsel shall state that such opinion is satisfactory in form and substance to it, and that, in its opinion, it and you are justified in so relying thereon); as to matters of fact, upon a certificate or certificates of an officer or officers of the Company; and, as to the good standing of the Company or any Subsidiary, upon certificates of good standing or similar certificates issued by appropriate governmental authorities. In each case, such opinions and certificates shall be satisfactory to your special counsel.